Exhibit 5-1

Brian R. Reiss
Attorney  at   Law

9121 Atlanta Ave., # 638      Huntington Beach   CA  92646
800-624-6850               Fax   714-378-9093

August 28, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Re:           IVT Software,  Inc.

Dear Sir:
We have acted as special counsel for IVT Software,  Inc. (the “Company”) solely to render an opinion in connection with 302,500 shares of the Company's common stock, $.0001 par value (“Common Stock”),  being registered on behalf of certain selling shareholders in a registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”).

As special counsel to the Company, our engagement has been confined to matters specifically referred to us by the Company. In such capacity, we have examined such corporate records, certificates and  other  documents of the Company, and made inquiries of such officers of the Company,  as  we  have  deemed  necessary  or  appropriate  for purposes of this Opinion.  We have assumed the genuineness and authenticity and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates and statements of officers of the Company and have not sought independently to verify such matters.

We have  also  examined  the  applicable laws of the State of Nevada, provisions of  the  Nevada  Constitution,  and  reported  judicial  decisions interpreting such laws.

Based on the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

The 302,500 shares of the Company's Common Stock to be registered in the Registration Statement have been validly issued, fully paid and are non-assessable;
We are admitted to practice law in the State of California and we are not licensed to practice law in the State of Nevada.

Our opinion is based solely with respect to the federal laws of the United States and the laws of the State of Nevada, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the amended  Registration Statement dated August 28,  2008 and to the reference to us under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement.

Yours truly,

/s/ Brian R. Reiss
Attorney at Law